UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

MANAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2010, DWM Petroleum AG, a wholly-owned subsidiary of Manas Petroleum Corporation, and Manas Adriatic GmbH (the “Subsidiary”), which was a wholly-owned subsidiary of DWM Petroleum, entered into the share purchase agreement with WWI Resources Ltd. (later renamed as “Petromanas Energy Inc.”). The share purchase agreement replaced and superseded a binding letter of intent that we entered into with WWI Resources on November 19, 2009.

Pursuant to the share purchase agreement, DWM Petroleum agreed to sell all of the issued and outstanding securities of the Subsidiary in consideration for:

(i) CDN$2,000,000 payable to DWM Petroleum on the closing date, and

(ii) 100,000,000 common shares of WWI Resources issuable on the closing date.

In addition, WWI Resources agreed to advance CDN$3,000,000 to the Subsidiary, less any amounts advanced to the Subsidiary since the date of the letter of intent that we entered into with WWI Resources, for working capital purposes on execution of the share purchase agreement, and agreed, following closing, to issue up to an additional 150,000,000 common shares of WWI Resources to DWM Petroleum as follows:

(i) 100,000,000 common shares of WWI Resources on the earlier of the completion of the first well by the Subsidiary on the six licenses covered by three onshore oil and production sharing contracts owned by the Subsidiary (the “Licenses”) and the date that is sixteen months from the closing date;

(ii) 25,000,000 common shares of WWI Resources if on or before the expiration of ten years from the closing date, the Subsidiary receives a report prepared pursuant to National Instrument 51-101 (“NI 51-101”) confirming that the Licenses have 2P reserves of not less than 50,000,000 barrels of oil equivalent (“BOE”); and

(iii) If, on or before the expiration of ten years from the closing date, the Subsidiary receives a report prepared pursuant to NI 51-101 confirming that the Licenses have 2P reserves in excess of the 50,000,000 BOEs, for each additional 50,000,000 BOEs over and above the initial 50,000,000 BOEs discussed in (ii) above, WWI Resources agreed to issue an additional 500,000 common shares of WWI Resources to DWM Petroleum up to a maximum of 25,000,000 common shares of WWI Resources.

DWM Petroleum and the Subsidiary also covenanted that on the closing date, the working capital deficiency of the Subsidiary will not be greater than US$8,500,000.

It was a condition precedent to the share purchase agreement that WWI Resources completes the equity financing to raise gross proceeds of CDN$25,000,000 through the issuance of 100,000,000 units at a price of $0.25 per unit and a new board of directors for WWI Resources is established consisting of three nominees of WWI Resources and three nominees of DWM Petroleum, and DWM Petroleum provides new management for WWI Resources acceptable to WWI Resources.

Furthermore, at closing, the new board of directors of the WWI Resources agreed to grant options entitling the members of the new board of directors, new management, employees, consultants and charities to purchase the common shares of WWI Resources at a price of $0.30 per share for a period of ten years from the closing date.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 24, 2010, we have completed the sale of all of the issued and outstanding securities of Manas Adriatic GmbH (“Subsidiary”) under the share purchase agreement dated February 12, 2010 with WWI Resources Ltd., a company listed on the TSX Venture Exchange in Canada. The Subsidiary was a wholly-owned subsidiary of DWM Petroleum AG, which is a wholly-owned subsidiary of Manas Petroleum Corporation. In connection with the closing of the sale of the Subsidiary, WWI Resources changed its name from “WWI Resources Ltd.” to “Petromanas Energy Inc.”

Prior to the closing, DWM Petroleum reorganized its affairs such that the Subsidiary became the sole owner of three onshore oil and gas production sharing contracts covering six licenses (the “Licenses”) located in Albania and held a loan of approximately US$8.5 million in relation to the Albanian operations.

To repay this loan previously made by DWM Petroleum to the Subsidiary and its predecessors in title to the Licenses, Petromanas Energy transferred approximately US$8.5 million to the Subsidiary and then the Subsidiary reimbursed DWM Petroleum approximately US$8.5 million for the loan.

Pursuant to the share purchase agreement, DWM Petroleum sold all of the issued and outstanding securities of the Subsidiary in consideration for:

(i) CDN$2,000,000 paid to DWM Petroleum at the closing, and

(ii) 100,000,000 common shares of Petromanas Energy issued to DWM Petroleum at the closing.

Pursuant to the share purchase agreement, Petromanas Energy agreed, following the closing, to issue up to an additional 150,000,000 common shares of Petromanas Energy to DWM Petroleum as follows:

(i) 100,000,000 common shares of Petromanas Energy on the earlier of the completion of the first well on the Licenses by the Subsidiary and the date that is sixteen months from the closing date;

(ii) 25,000,000 common shares of Petromanas Energy if on or before the expiration of ten years from the closing date, the Subsidiary receives a report prepared pursuant to National Instrument 51-101 (“NI 51-101”) confirming that the Licenses have 2P reserves of not less than 50,000,000 barrels of oil equivalent (“BOE”); and

(iii) If, on or before the expiration of ten years from the closing date, the Subsidiary receives a report prepared pursuant to NI 51-101 confirming that the Licenses have 2P reserves in excess of the 50,000,000 BOEs, for each additional 50,000,000 BOEs over and above the initial 50,000,000 BOEs discussed in (ii) above, Petromanas Energy agreed to issue an additional 500,000 common shares of Petromanas Energy to DWM Petroleum up to a maximum of 25,000,000 common shares of Petromanas Energy.

Petromanas Energy has also raised gross proceeds of CDN$25,000,000 through a private placement of 100,000,000 units at a price of CDN$0.25 per unit. Each unit consists of one common share and one warrant, where each warrant grants the holder the right to purchase one additional common share of Petromanas Energy at a price of CDN$0.45 per share for a period of five years expiring February 23, 2015. A cash fee of 5% of the funds raised was paid on the closing of the private placement.

After the closing, DWM Petroleum has ownership and control over 100,000,000 common shares of Petromanas Energy and the right to acquire a further 150,000,000 common shares of Petromanas Energy. The 100,000,000 common shares of Petromanas Energy represent approximately 30.47% of the issued and outstanding common shares of Petromanas Energy. Assuming DWM Petroleum acquires the additional 150,000,000 common shares of Petromanas Energy it would hold an aggregate of 250,000,000 common shares of Petromanas Energy representing approximately 52.28% of the partially diluted issued and outstanding common shares of Petromanas Energy.

At the closing the Subsidiary held a 100% working interest in three production sharing contracts in Albania covering 1.7 million acres of onshore blocks. The production sharing contracts encompass Blocks A, B, D & E in which there have been nine large structures already identified, and Blocks 2 & 3 which contain three large structures.

Petromanas Energy and we have each appointed three directors to the board of Petromanas Energy and we have appointed the management team. We appointed Heinz Scholz and Michael Velleta, two of our directors, and Peter-Mark Vogel, a director of DWM Petroleum, to the board of Petromanas Energy. Also we appointed Erik Herlyn, our president and chief executive officer and one of our directors, as the chief executive officer of Petromanas Energy and Ari Muljana, our chief financial officer, as the chief financial officer of Petromanas Energy.

A news release dated February 24, 2010 is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

10.1	Share Purchase Agreement dated February 12, 2010 between WWI Resources Ltd., DWM Petroleum AG and Manas Adriatic GmbH

99.1	News release dated February 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Dated: February 25, 2010